CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-281703 on Form S-6 of our report dated October 11, 2024, relating to the financial statement of FT 11737, comprising Diversified Fixed Income ETF Portfolio, Series 61, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

October 11, 2024